UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 21, 2007 (August 14, 2007)

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)

(614) 409-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On August 14, 2007, AirNet Systems, Inc. (“AirNet”) issued a news release reporting results for the three months and six months ended June 30, 2007. The August 14, 2007 news release is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The August 14, 2007 news release includes information relating to “income from continuing operations before income taxes and net gain on disposition of assets” for each of the three-month and six-month periods ended June 30, 2007 and June 30, 2006. “Income from continuing operations before income taxes and net gain on disposition of assets” is a non-GAAP financial measure as defined in SEC Regulation G. The August 14, 2007 news release includes a reconciliation of “income from continuing operations before income taxes and net gain on disposition of assets” to AirNet’s reported GAAP financial measure of “income from continuing operations before income taxes” for each of the three-month and six-month periods ended June 30, 2007 and June 30, 2006. AirNet presented the non-GAAP financial measure to show results of operations excluding the net gain on disposition of assets in the periods presented. AirNet believes this information is useful and informative to readers in providing a more complete view of AirNet’s operating results.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits:
     The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on August 14, 2007 to report results for the three months and six months ended June 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: August 21, 2007	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on August 14, 2007 to report results for the three months and six months ended June 30, 2007.